EXHIBIT 10.2

                  AMENDMENT TO LETTER AGREEMENT

     This AMENDMENT TO LETTER AGREEMENT (the "Amendment") is made and entered into effective as of June 6, 1997 by and between Venture Stores, Inc. ("Venture") and Robert N. Wildrick
("Executive").

     WITNESSETH, that:

     WHEREAS, the parties entered into a written letter agreement dated April 17, 1995 (the "Letter Agreement");

     WHEREAS, the parties desire to amend the Letter Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed between Venture and Executive as follows:

     1.   The first sentence of Section 3(i) of the Letter
Agreement shall be deleted and replaced in its entirety with the following:

     (i) General. If any of the events described in Section 2 constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in
     Section 4(iii) upon the subsequent termination of your employment during the term of this Agreement unless such termination is (a) because of your death or Disability or
     (b) by the Company for Cause.

     2. Section 4(ii) of the Letter Agreement shall be deleted and replaced in its entirety with the following:

     (ii) If your employment shall be terminated by the Company for Cause, the Company shall pay you at your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

     3.   The introductory clause of Section 4(iii) of the Letter
Agreement (prior to clause (a) thereof) shall be deleted and replaced in its entirety with the following:

     (iii) If your employment by the Company should be terminated by the Company other than for Cause or your death or Disability or if you should terminate your employment for any reason whatsoever, you shall be entitled to the benefits provided below:

     4. Except as specifically modified by this Amendment, all of the provisions of the Letter Agreement remain in full force and effect as set forth in the Letter Agreement.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto and shall be effective as of the date first above written.

                              VENTURE STORES, INC.

                              By: /s/Russell Solt
                                   Name: Russell Solt
                                   Title: Executive VP -
                                          Finance & Admin.



                              /s/Robert N. Wildrick
                                   Robert N. Wildrick